                                                         Exhibit 99.2


                            AMERICAN EXPRESS COMPANY
                          Fourth Quarter/Full Year 1997
                            Earnings Conference Call
                                     Summary


                         [Logo of American Express Company]





The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Fourth Quarter 1997 Earnings Release.


This summary includes certain forward-looking statements, each indicated by an asterisk, which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, as well as affect the Company's ability to achieve its financial and other goals, are set forth on pages 29 and 30 of the Company's 1996 10-K Annual Report filed with the Securities and Exchange Commission.

                            AMERICAN EXPRESS COMPANY
                               FOURTH QUARTER 1997
                                   HIGHLIGHTS

 .   With Primary EPS growth of 15.6% and ROE of 24%, 4Q `97 was the twentieth consecutive quarter AXP met, or exceeded, its financial targets. Revenue increased in the quarter by 8.7%, in line with our target of at least 8%.

 .   Strong performance was recorded in a number of key areas. Compared with the fourth quarter of 1996:

    -   Total cards in force increased 3% and basic cards by 4%;

    -   Worldwide billed business rose 11% (14% for the full year);

    - Worldwide lending balances of $15.8B were up 15%, and net interest yields on the portfolio increased; and

    -   AEFA assets owned and managed of $173.4B were 16% higher.

 .   A number of new products and services were offered:

    - The Global Network Services Group continued to build momentum through new card launches from previously announced network partners:

        -- Banco Comercial Portuguese introduced Personal and Gold American
           Express Small Business Corporate Cards;

        -- The Saison American Express Charge Card was launched in Japan;

        -- The NatWest American Express Credit Card was introduced in the U.K.;
           and

        -- The Bital-American Express Corporate Card was launched in Mexico.

    -   The Platinum Card was introduced in Australia.

    - We announced a joint venture, American Express Incentive Solutions LLC, with Maritz Performance Improvement Company, dedicated to developing and marketing reward access products (stored value cards and certificates) and services to businesses in the U.S. and abroad.

    - In conjunction with Continental Airlines and Hilton Hotels, another pilot program was started using Smart Corporate Cards for faster airport and hotel check-in/check-out.

    - Marketing partnerships with 59 of the largest shopping malls across the U.S. were formed to offer cardmembers special amenities and services.

    - We agreed to join JCB, MasterCard and Visa to facilitate the adoption of the Secure Electronic Transaction (SET) 1.0 protocol over the internet.

    - Tax and Business Services acquired Walpert, Smullain and Blumenthal, one of Baltimore's largest local CPA firms.

    - AXP Canada began test marketing Amex FundSource, a new direct mutual fund program, to cardmembers in Ontario.

    - AEFD announced an alliance with Microsoft in which InvestDirect, our online brokerage service, is now available through Microsoft Investor.

    - AEB's Personal Financial Services Group in France launched "Reponse Expresse Placement", a new mutual fund service for its clients.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 1997 OVERVIEW
                                  CONSOLIDATED

(millions, except per share amounts)    Quarter Ended        Percentage
                                         December 31,         Inc/(Dec)
                                       ---------------     ---------------
                                         1997    1996
                                         ----     ----
Consolidated revenues                  $4,674   $4,301          8.7%
---------------------                  ======   ======
Net income:
----------
    From operations                      $493     $433         13.9%
    Gain on DECS                           --      300           --
    Restructuring charge                   --     (138)          --
                                       ------   ------
    Consolidated                         $493     $595        (17.1)%
                                       ======   ======
EPS:
---
    Primary- From Operations            $1.04    $0.90         15.6%
                                       ======   ======
           - Consolidated               $1.04    $1.23        (15.4)%
                                       ======   ======

    Basic  - From Operations            $1.07    $0.92         16.3%
                                       ======   ======
           - Consolidated               $1.07    $1.27        (15.7)%
                                       ======   ======

    Diluted- From Operations            $1.04    $0.89         16.9%
                                       ======   ======
           - Consolidated               $1.04    $1.23        (15.4)%
                                       ======   ======

 .   CONSOLIDATED REVENUES: Revenues grew 8.7% as the benefits of strong card spending, greater loan balances and higher managed assets more than offset declines in card fees and lower interest and dividend revenues.

 .   CONSOLIDATED EXPENSES:  Increased 7.1% due to higher operating, human resource, and marketing and promotion expenses, as well as greater provisions for losses and benefits.

 .   NET INCOME: Net operating income rose 14% compared with 4Q `96. Including the 4Q `96 $300MM net gain on the exchange of DECS and $138MM net restructuring charge, consolidated net income was down 17% versus last year.

 .   Average shares:                           Millions of Shares
                                          -------------------------
                                          4Q `97   3Q `97   4Q `96
                                          ------   ------   ------
    Primary                                475.0    477.2    482.1
                                           =====    =====    =====
    Basic                                  460.7    463.0    469.2
                                           =====    =====    =====
    Diluted                                475.1    477.9    483.5
                                           =====    =====    =====

    -   ACTUAL SHARE ACTIVITY:

        Shares outstanding - beginning of
        period                             465.8    468.9    473.5
        Repurchase of common shares         (4.2)    (3.8)    (2.8)
        Lehman preferred stock exchange      4.4       --       --
        Employee benefit plans,
          compensation and other             0.4      0.7      2.2
                                           -----    -----    -----
        Shares outstanding - end of period 466.4    465.8    472.9
                                           =====    =====    =====

    - 77.6MM shares have been acquired under authorizations totaling 100MM shares since the inception of repurchase programs in September, 1994.

    - On 12/16/97 Nippon Life exercised its right to exchange the 70% of Lehman Brothers Cumulative Voting Preferred Stock Series B that it held in return for AXP common shares. AXP granted Nippon Life the right to exchange the Lehman Preferred stock into AXP shares at $81.46 per share in 1990 when AXP repurchased the outstanding common shares of Shearson Lehman. The shares issued by AXP are being offset by the Company's ongoing share repurchase program. This exchange did not result in any gain or loss.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 1997 OVERVIEW
                             TRAVEL RELATED SERVICES

(preliminary)                  Statement of Income
                        (unaudited, managed asset basis)

                                        Quarter Ended       Percentage
(millions)                              December 31,         Inc/(Dec)
                                       ---------------    ---------------
                                         1997     1996
                                         ----     ----
Net revenues:
  Discount revenue                     $1,530   $1,380           11%
  Net card fees                           398      415           (4)
  Travel commissions and fees             402      380            6
  Interest and dividends                  132      156          (15)
  Other revenues                          499      450           11
  Lending:
     Finance charge revenue               574      463           24
     Interest expense                     186      150           24
                                        -----    -----
       Net finance charge revenue         388      313           24
                                        -----    -----
     Total net revenues                 3,349    3,094            8
                                        -----    -----
Expenses:
   Marketing and promotion                315      268           17
   Provision for losses and claims:
      Charge card                         255      199           28
      Lending                             269      235           15
      Other                                22       22           (1)
                                        -----    -----
        Total                             546      456           20
                                        -----    -----
   Interest expense:
      Charge card                         266      234           14
      Other                                41       65          (38)
                                        -----    -----
        Total                             307      299            3
                                        -----    -----
   Human resources                        826      794            4
   Other operating expenses               887      874            2
                                        -----    -----
      Total expenses                    2,881    2,691            7
                                        -----    -----
Pretax income                             468      403           16
Income tax provision                      140      104           34
                                        -----    -----
Operating income                         $328     $299           10
                                        =====    =====

 . Revenues benefited from higher worldwide billed business, growth in cardmember loans outstanding and wider interest margins. Also included is a benefit from increased recognition of recoveries on abandoned property related to the Travelers Cheque business, which was largely offset by higher investment spending on business building initiatives.

 .  The tax rate of 30% in 4Q `97 compared with 28% in 3Q `97 and 26% in 4Q
   `96.

 . 1996 results reflect a $44MM restatement of "Travel Commissions and Fees" revenue and "Other Operating Expenses". AXP's practice was to report cost reimbursements related to travel management fee-based contracts as a credit in "Other Operating Expenses" instead of as travel revenue. Beginning 1Q `97, these reimbursements have been reported as revenue in "Travel Commissions and Fees" for better consistency with our reporting for travel management commission-based contracts where all the client and supplier payments that offset the cost of providing travel services are included. This change did not affect income.

 . Effective 1Q `97 the average discount rate, spending per basic card in force and card fee data included in the following discussion and the earnings release statistical attachments are calculated excluding the distorting effects of non-proprietary, or "network", activities. Reported cards in force and billed business continue to include alliance related cards and volumes. The discount rate, spending per card and card fee statistics are computed using proprietary business data only to present more clearly the results of our owned card operations. All 1996 calculations have been restated to reflect this change.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 1997 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

 .   DISCOUNT REVENUE:  Higher billed business and a slightly higher discount rate resulted in a 11% increase in discount revenue.
     - The AVERAGE DISCOUNT rate of 2.73% in 4Q `97 was up 1BP versus 2.72% in 4Q `96 and in 3Q `97.
        --Merchant pressure on discount rates is always present, but we believe the AXP value proposition is compelling. However, changes in the mix of business, e.g., growing acceptance at supermarkets, discounters and gas stations, the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                         Quarter Ended      Percentage
                                         December 31,        Inc/(Dec)
                                        --------------    --------------
                                         1997     1996
                                         ----     ----
Card billed business (billions):
   United States                        $40.7    $36.2           13%
   Outside the United States             16.0     14.9            7
                                        -----    -----
   Total                                $56.7    $51.1           11
                                        =====    =====

Cards in force (millions):
   United States                         29.6     29.2            1%
   Outside the United States             13.1     12.3            6
                                        -----    -----
   Total                                 42.7     41.5            3
                                        =====    =====
Basic cards in force (millions):
   United States                         23.3     22.5            3%
   Outside the United States             10.0      9.6            5
                                        -----    -----
     Total                               33.3     32.1            4
                                        =====    =====

Spending per basic card
    in force (dollars) (a):
   United States                       $1,753   $1,633            7%
   Outside the United States           $1,675   $1,631            3
   Total                               $1,731   $1,633            6

          (a) Proprietary card activity only.

     - BILLED BUSINESS: Higher spending per basic cardmember worldwide (due in part to expanded merchant coverage and the benefits of rewards programs) and greater cards in force resulted in a 11% increase in billed business.

        --Spending per basic card in force grew 6% despite the suppressing effect of two items:

          - First, we have added a substantial number of new, credit card-related, basic relationships which have not reached the spending levels of our more mature products,
          - Second, we now have customers with multiple basic card relationships, e.g., Green Card, plus Optima, Corporate, Delta, Hilton, Sheraton or Golf Card. This broadening is consistent with AXP's strategy of capturing a larger portion of household spending but dilutes the average spending per basic card.

        --Excluding foreign exchange translation, billed business outside the U.S. grew 16% versus the reported 7%, reflecting strong double digit growth in Europe, Latin America and Canada, and high single digit growth in the Asia/Pacific region. Network partnership volumes also maintained their particularly strong growth trend.

        --The retail and airline categories continued to be strong components of worldwide business, despite relatively slower retail related growth in 4Q `97 versus full year 1997.

     - Success in building new card relationships through our expanded product portfolio was evident in the increase of 3% in cards in force and 4% in basic cards in force. The slower U.S. growth rates versus recent quarters reflects:

        --The 3Q `97 decision by AXP and Salomon Smith Barney (SSB) to cease providing AXP cards as part of SSB's FMA account relationships,
        --The cancellation by AXP during 1997 of certain poorly performing credit card accounts in conjunction with the institution of an ongoing, focused account profitability review program, and --Reduced U.S. consumer card acquisition activities reflecting our relative shift in strategy toward further penetrating existing relationships.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 1997 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

 .   NET CARD FEES: Lower card fees resulted from a continuing decline in consumer charge cards and the effect of AXP's strategy of building its lending portfolio through the issuance of low- and no-fee credit cards.

    - The average fee per card in force was $38 in 4Q `97 versus $41 in 4Q `96.

 .   TRAVEL COMMISSIONS AND FEES: Travel revenues were up 6% on 12% growth in sales. The declining revenue earned per dollar of sales (8.4% in 4Q `97 versus 8.8% in 4Q `96) reflects continued efforts by airlines to reduce distribution costs and by large corporate clients to contain travel and entertainment expenses.


 .   INTEREST AND DIVIDENDS: The 15% decrease reflects a reduced investment pool at American Express Credit Corporation and a lower yield on a reduced Travelers Cheque investment portfolio.


 .   OTHER REVENUES: The 11% growth reflects higher fees, e.g., late and overlimit fees, on lending card products and the increased recognition of recoveries on abandoned property related to the Travelers Cheque business.


 .   NET FINANCE CHARGE REVENUE: The 15% growth in worldwide lending balances to
    $15.8B, coupled with higher net interest yields on the U.S. portfolio (9.4% in 4Q `97 versus 8.6% in 4Q `96), led to a 24% increase.

     - The higher yield compared with 4Q `96 was due to changes in the product mix and a lower proportion of the portfolio on introductory-rates.

     - During 1Q `97, management responsibility for approximately $300MM of consumer loans sold through AEFA was transferred back to that subsidiary; therefore, the balances are no longer reported within TRS. Excluding these loans from the 12/31/96 balance, U.S. cardmember loan growth was 17% versus the reported 14%.

 .   MARKETING AND PROMOTION EXPENSES: The 17% increase reflects stepped up media advertising and promotional activities, higher merchant-related cooperative advertising costs, and greater Small Business Services card and balance acquisition efforts. These increases were partially offset by less aggressive consumer card and balance acquisition activities and lower costs for new product launches.

 .   CHARGE CARD INTEREST EXPENSE: Higher billed business volumes versus last year were partially offset by a lower worldwide cost of funds (down 8BP).


 .   OTHER INTEREST EXPENSE: This decline mirrors the decrease in "Interest
    Revenue" relating to the lower investment pool at American Express Credit Corporation.

 .   HUMAN RESOURCE EXPENSES: The increase versus last year includes the effect of higher average employee levels, 2Q `97 merit increases and greater contract programmer costs for technology related projects such as interactive services and customized cardmember rewards.

     - The employee count at 12/31/97 of approximately 60,200 was up 60 versus last year due to business growth and global technology initiatives, which were offset by the November sale of Epsilon (approximately 800 employees) and staff reductions from the implementation of 4Q `96 restructuring charge activities.

 .   OTHER OPERATING EXPENSES: Higher costs for loyalty programs and cardmember service related volume were mitigated by the benefits of ongoing cost containment efforts.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 1997 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

 .   CREDIT QUALITY:

     - Management remains focused on credit quality. In light of the ongoing difficult industry-wide environment, we continue to manage our exposures cautiously and conservatively.

     - The provision for losses on charge card products increased 28% versus last year reflecting volume growth and a relatively low provision rate in 4Q `96.

     - The lending provision for losses increased 15% due to growth in outstanding loans and higher loss rates.

     - Reserve coverage ratios at more than 100% of past due balances remain strong both absolutely and compared with key industry competitors.

     -  WORLDWIDE CHARGE CARD:

        --Past due rates were flat versus 4Q `96 and 3Q `97, and the write-off rate was slightly lower compared with both periods.

                                                 12/97         9/97     12/96
                                                ------       ------     -----
            Write-offs, net of recoveries         0.49%        0.52%     0.51%
            Past due as a % of receivables         3.1%         3.2%      3.2%

        --Reserves remained strong.

                                                 12/97         9/97      12/96
                                                ------       ------      -----
            Reserves (MM)                         $951         $970      $923
            % of receivables                       4.0%         4.3%      4.1%
            % of past due accounts                 132%         133%      128%

     -  U.S. LENDING:

        --The write-off rate increased from the 4Q `96 level as bankruptcies rose and loans from more recent product offerings aged; however, it declined slightly from 3Q `97. The past due rate was up from 4Q `96 but even with 3Q `97.

                                                 12/97         9/97      12/96
                                                ------       ------      -----
            Write-offs, net of recoveries          6.3%         6.5%      5.2%
            Past due as a % of loans               3.5%         3.6%      3.3%

        --Cardmember lending reserves increased as provisions more than covered charge-offs during the quarter.

                                                 12/97         9/97      12/96
                                                ------       ------      -----
           Reserves (MM)                          $589         $556      $488
           % of total loans                        4.0%         4.1%      3.8%
           % of past due accounts                  116%         115%      117%

          - AXP coverage ratios continue to compare favorably with key industry competitors.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 1997 OVERVIEW
                       AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                  Statement of Income
                                   (unaudited)

(millions)                               Quarter Ended        Percentage
                                         December 31,          Inc/(Dec)
                                        --------------      ---------------
                                         1997     1996
                                         ----     ----
Revenues:
   Investment income                     $595     $576            3%
   Management and distribution fees       404      327           23
   Other revenues                         203      166           23
                                        -----    -----
      Total revenues                    1,202    1,069           13
                                        -----    -----
Expenses:
   Provision for losses and benefits:
        Annuities                         298      309           (4)
        Insurance                         121      108           13
        Investment certificates            53       51            5
                                        -----    -----
             Total                        472      468            1
   Human resources                        321      277           16
   Other operating expenses               150       96           55
                                        -----    -----
        Total expenses                    943      841           12
                                        -----    -----
Pretax income                             259      228           14
Income tax provision                       76       73            5
                                        -----    -----
Net income                               $183     $155           18
                                        =====    =====

 .   Revenue and earnings growth reflect increased management fees from higher managed asset levels (including separate account assets) and greater distribution fees driven by mutual fund and variable annuity asset and sales levels.

    - The total revenue increase of 13% was suppressed by continued low investment income growth due to moderately higher investment yields on a slowly expanding owned investment asset pool.

        -- These results are consistent with the multi-year shift in the mix of sales from fixed to variable return products.

        -- Revenue growth, net of provisions, was very strong at 22% over last year.

    -   ASSETS OWNED AND/OR MANAGED:

                                                             Percentage
         (billions)                      December 31,         Inc/(Dec)
                                       ---------------      -------------
                                         1997     1996
                                         ----     ----
         Assets owned (excluding
          separate accounts)            $36.6    $34.2            7%
         Separate account assets         23.2     18.5           25
         Assets managed                 113.6     96.7           17
                                       ------   ------
                   Total               $173.4   $149.4           16
                                       ======   ======

 .   These revenue improvements were partially offset by higher compensation-related and other operating expenses.

 .   The effective tax rate was 30% compared with 32% in 4Q `96 and 30% in 3Q
    `97. The decrease versus 4Q `96 reflects, in part, the realization during 1997 of tax credits from low income housing investments which should continue to provide benefits in future quarters.*

 .   INVESTMENT INCOME:

    -  The average yield was 7.8% versus 7.6% in 4Q `96.
    -  Average invested assets of $30.3B were up 6% versus $28.7B in 4Q `96.
    - Spreads on annuities were up from last year, but those for insurance were flat and certificates were down. Compared with 3Q `97, spreads on insurance and annuities were higher; those for certificates fell.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 1997 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

    -  ASSET QUALITY remains strong.
        -- The level of non-performing assets remained low at only 0.2% of invested assets, flat with last year. Reserve coverage was 109%. -- The SFAS 115 related mark-to-market adjustment on the portfolio
           (reported in assets pre-tax) was a positive $492MM at 12/97, reflecting appreciation during 4Q `97 of $46MM. As of 12/96, the mark-to-market adjustment for appreciation was $230MM.
        -- Unrealized appreciation on investments held to maturity was $652MM compared with $427MM at 12/96 and $547MM at 9/97.

 .   MANAGEMENT AND DISTRIBUTION FEES: The increase of 23% was due to higher average assets under management (including separate account assets) and distribution fees from greater mutual fund asset and sales levels.

    - ASSETS MANAGED:
                                                            Percentage
        (billions)                       December 31,        Inc/(Dec)
                                       ---------------    --------------
                                         1997     1996
                                       ------   ------
      Assets managed for individuals    $72.8    $59.4           23%
      Assets managed for institutions    40.8     37.3            9
      Separate account assets            23.2     18.5           25
                                       ------   ------
               Total                   $136.8   $115.2           19
                                       ======   ======

       --The growth in managed assets since 4Q `96 resulted from $14.9B of market appreciation and $6.7B of net new money.
         - During 4Q `97, $1.9B of net new managed assets were added, but market depreciation was $0.8B.

    -  PRODUCT SALES:
      --Mutual fund sales continue at record levels, increasing 24%, as equity and money market funds recorded strong double-digit growth versus comparably slower growth in bond funds. Within the three pricing categories, no- and front-load funds posted strong increases, while rear-loads had high single-digit growth.
        - At approximately 50% of the industry average, redemption rates continued to compare favorably with the competition.
      --Overall, annuity sales were down by 27%, and insurance product sales decreased 12%.
      --Certificate sales were up 82% primarily due to a product promotion which ended in late November. --Product sales generated through plans were 65% of total sales in 4Q `97 and 4Q `96, compared with 67% in 3Q `97.

 . OTHER REVENUES: Growth of 23% resulted from higher life and personal property/casualty insurance premiums and financial planning and tax preparation fees.
    - Life insurance and personal property/casualty insurance premiums each rose 14% versus 4Q '96.
    -  Financial Planning fees of $16.7MM were up 27% versus 4Q `96.
    - Tax preparation fees more than tripled reflecting acquisitions and business growth.

 .   PROVISIONS FOR LOSSES AND BENEFITS: Annuity provisions were down as greater inforce levels were more than offset by lower accrual rates. Certificate provisions were up from higher inforce levels and accrual rates. Insurance provisions increased from unfavorable claims experience in the life insurance business lines, as well as a larger inforce level.

 .   HUMAN RESOURCES: Greater field force compensation-related expenses from growth in sales and asset levels and higher average full-time equivalent employees (+16%), primarily within the technology and client services organizations and from recent tax/accounting firm acquisitions, caused costs to rise.

    - ADVISOR FORCE:  8,776 at 12/97; +436 advisors, or 5%, versus 12/96; +184 advisors versus 9/97.
      -- Reflecting the consistently large number of advisors in the pipeline, the advisor count increased during 4Q `97 despite the departure of approximately 100 advisors in the Detroit region during the quarter.
      -- The veteran advisor retention rates remain at record levels.
      -- Advisor productivity continued strong for the quarter; the number of clients and accounts per client were up 7% and 5%, respectively, versus 4Q `96.

 .   OTHER OPERATING EXPENSES: The 55% increase reflects higher costs related to the outsourcing of data processing support services, increased usage of contract programmers for technology-oriented initiatives, expanded advertising activities and higher occupancy and equipment costs, partially from acquisitions.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 1997 OVERVIEW
                              AMERICAN EXPRESS BANK

(preliminary)                  Statement of Income
                                   (unaudited)

(millions)                                Quarter Ended      Percentage
                                          December 31,        Inc/(Dec)
                                         -------------      -------------
                                         1997     1996
                                         ----     ----
Net revenues:
   Interest income                       $223     $223           --
   Interest expense                       148      140            6%
                                         ----     ----
      Net interest income                  75       83          (10)
   Commissions, fees and
      other revenues                       54       57           (5)
   Foreign exchange income                 38       16          135
                                         ----     ----
      Total net revenues                  167      156            7
                                         ----     ----

Provision for credit losses                10       10           (2)
                                         ----     ----
Expenses:
   Human resources                         64       56           15
   Other operating expenses                63       64           (2)
                                         ----     ----
      Total expenses                      127      120            6
                                         ----     ----
Pretax income                              30       26           16
Income tax provision                       11        9           19
                                         ----     ----
Net income                                $19      $17           14
                                         ====     ====

 .   The 7% revenue improvement included very strong foreign exchange income, which was partially offset by lower net interest income reflecting reduced investment levels and higher funding costs.

 .   Operating expenses increased on greater systems technology spending and higher management incentive compensation.

 .   The tax rate of 37% was up from 36% in 4Q `96.

 .   Total assets were $12.9B at 12/97 compared with $12.3B at 12/96. Loans increased 5% to $6.2B, while investments of $2.3B declined 20% versus 4Q
    `96.

    - Non-performing loans of $47MM rose from 4Q `96 but decreased $13MM from 3Q `97. The reserve for credit losses was up versus last year and 3Q `97, and covered non-performing loans by 2.8 times.

    - Other real estate owned of $4MM was down from last year and flat with 3Q `97.

    - 8.8% Tier 1 and 12.3% total capital ratios were maintained in the "well capitalized" range.

                          FOURTH QUARTER 1997 OVERVIEW
                               CORPORATE AND OTHER

 .   The net operating expense of $37MM was consistent with $38MM in 4Q `96 and recent quarterly levels.

    - Pretax revenues of $70MM and $56MM were recorded in 4Q `97 and 4Q `96, respectively, from the earnings payouts related to the sale of Shearson to Travelers. These were fully offset by costs associated with AXP initiatives such as global systems development, Financial Direct and interactive customer services in both periods.

 .   The 4Q `96 operating expense excludes the $300MM net gain from the DECS settlement and a $13MM net charge, primarily for the early retirement of high coupon debt. Including these non-operating items, Corporate and Other had 4Q `96 net income of $249MM versus the net operating expense of $38MM.

                            FULL YEAR 1997 OVERVIEW
                                  CONSOLIDATED

(millions, except per share amounts)
                                     Year Ended           Percentage
                                     December 31,          Inc/(Dec)
                                --------------------    ---------------
                                   1997        1996
                                   ----        ----
Consolidated revenues           $17,760      $16,380          8.4%
---------------------           =======      =======

Net income:
     From operations             $1,991       $1,739         14.5%
     Gain on DECs                    --          300            --
     Restructuring charge            --         (138)           --
                                -------      -------
     Consolidated                $1,991       $1,901           4.7
                                =======      =======

EPS:
----
     Primary- From Operations     $4.16        $3.57         16.5%
                                =======      =======
            - Consolidated        $4.16        $3.90          6.7%
                                =======      =======

     Basic  - From Operations     $4.29        $3.67         16.9%
                                =======      =======
            - Consolidated        $4.29        $4.02          6.7%
                                =======      =======

     Diluted- From Operations     $4.15        $3.56         16.6%
                                =======      =======
            - Consolidated        $4.15        $3.89          6.7%
                                =======      =======

 .   CONSOLIDATED REVENUES:

     - Revenues grew 8.4% reflecting the benefits of strong card spending, greater loan balances and higher managed assets.

     - The elimination of asset gross-ups at Centurion Bank negatively impacted year over year interest and dividend revenue comparisons by $82MM. Excluding this and the effect of securitizing a portion of the cardmember receivable and lending portfolios, revenue increased 9%.

 .   CONSOLIDATED  EXPENSES:  Increased 7.4% due to higher provisions for credit losses, and marketing and promotion, human resource and operating expenses.

 .   NET INCOME: Net operating income rose 14.5% compared with 1996. Including the 4Q `96 $300MM net gain on the exchange of DECS and $138MM net restructuring charge, consolidated net income was up 4.7% versus last year.

 .   AVERAGE SHARES:

                                      Millions of
                                        Shares
                              -------------------------
                                         1997         1996
                                         ----         ----
    Primary                             478.5        485.6
                                        =====        =====
    Basic                               464.2        472.2
                                        =====        =====
    Diluted                             479.2        488.3
                                        =====        =====

   -  Actual share activity:

      Shares outstanding-
         beginning of period            472.9        483.1
      Repurchase of common shares       (17.0)       (22.2)
      Lehman preferred stock exchange     4.4           --
      Employee benefit plans,
         compensation and other           6.1         12.0
                                        -----        -----
      Shares outstanding-
         end of period                  466.4        472.9
                                        =====        =====

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 1997 OVERVIEW
                             TRAVEL RELATED SERVICES

(preliminary)                  Statement of Income
                        (unaudited, managed asset basis)

                                                Year Ended        Percentage
(millions)                                      December 31,       Inc/(Dec)
                                              ---------------   ---------------
                                               1997      1996
                                               ----      ----
Net revenues:
     Discount revenue                        $5,666    $5,024         13%
     Net card fees                            1,609     1,664         (3)
     Travel commissions and fees              1,489     1,422          5
     Interest and dividends                     552       724        (24)
     Other revenues                           1,903     1,714         11
     Lending:
          Finance charge revenue              2,105     1,691         24
          Interest expense                      694       548         26
                                            -------   -------
               Net finance charge revenue     1,411     1,143         24
                                            -------   -------
          Total net revenues                 12,630    11,691          8
                                            -------   -------
Expenses:
     Marketing and promotion                  1,025       998          3
     Provision for losses and claims:
          Charge card                         1,105       989         12
          Lending                               937       678         38
          Other                                  88       101        (12)
                                            -------   -------
               Total                          2,130     1,768         21
                                            -------   -------
     Interest expense:
          Charge card                           973       871         12
          Other                                 177       347        (49)
                                            -------   -------
               Total                          1,150     1,218         (6)
                                            -------   -------
     Human resources                          3,154     2,984          6
     Other operating expenses                 3,266     3,004          9
                                            -------   -------
          Total expenses                     10,725     9,972          8
                                            -------   -------
Pretax income                                 1,905     1,719         11
Income tax provision                            551       489         13
                                            -------   -------
Operating income                             $1,354    $1,230         10
                                            =======   =======

 .   Revenues benefited from higher worldwide billed business, growth in cardmember loans outstanding and wider interest margins. Also included is a benefit from increased recognition of recoveries on abandoned property related to the Travelers Cheque business, which was largely offset by higher investment spending on business building initiatives.

 .   Excluding the effect of the asset gross-ups at Centurion Bank, revenues rose 9%.

 .   Under Statement of Financial Accounting Standards No. 125 (SFAS 125), which prescribes the accounting for securitized loans and receivables, TRS recognized a pre-tax gain of $37MM ($24MM after-tax) in 3Q `97 related to securitization of U.S. lending receivables. This gain was invested in additional Marketing and Promotion expenses and therefore had no material impact on net income. For purposes of the above "managed asset basis" Statement of Income, which presents TRS' results as if there had been no securitizations, such gain (reported as a reduction in the Lending
    Provision for Losses on the GAAP Statement of Income) and corresponding $37MM increase in Marketing and Promotion expenses have been eliminated.

 .   The tax rate of 29% in 1997 was consistent with 28% in 1996.

 .   Operating income of $1,354MM in 1997 was 10% above 1996. Net income rose
    23% versus last year after including the 4Q `96 restructuring charge of $125MM after-tax.

 .   1996 results reflect a $143MM restatement of "Travel Commissions and Fees"
    revenue and "Other Operating Expenses". AXP's practice was to report cost reimbursements related to travel management fee-based contracts as a credit in "Other Operating Expenses" instead of as travel revenue. Beginning 1Q `97, these reimbursements have been reported as revenue in "Travel Commissions and Fees" for better consistency with our reporting for travel management commission-based contracts where all the client and supplier payments that offset the cost of providing travel services are included. This change did not affect income.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 1997 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

 .   DISCOUNT REVENUE:  Higher billed business resulted in a 13% increase in discount revenue, notwithstanding a slightly lower discount rate.
    - The average discount rate of 2.73% in 1997 was down 2BP from 2.75% in 1996.

                                                     Year Ended     Percentage
                                                     December 31,    Inc/(Dec)
                                                 -----------------  -----------
                                                   1997       1996
                                                   ----       ----
Card billed business (billions):
  United States                                  $150.5     $131.0     15%
  Outside the United States                        58.7       53.3     10
                                                 ------     ------
  Total                                          $209.2     $184.3     14
                                                 ======     ======

Spending per basic card in force (dollars) (a):
  United States                                  $6,568     $6,149      7%
  Outside the United States                      $6,233     $5,893      6
  Total                                          $6,473     $6,074      7

  (a) Proprietary card activity only.

- Billed Business: Higher spending per basic cardmember worldwide (due in part to expanded merchant coverage and the benefits of rewards programs) and greater cards in force resulted in a 14% increase in billed business.

  --7% growth in spending per basic card in force was suppressed by two items:

       - First, the addition of a substantial number of new, credit card-related, basic relationships which have not reached the spending levels of our more mature products,
       - Second, we now have customers with multiple basic card relationships, e.g., Green Card, plus Optima, Corporate, Delta, Hilton, Sheraton or Golf Card. This broadening is consistent with AXP's strategy of capturing a larger portion of household spending but dilutes the average spending per basic card.

        --Excluding foreign exchange translation, billed business outside the U.S. grew 16% versus the reported 10%, reflecting strong double digit growth in Latin America, Europe, Canada and the Asia/Pacific region.

        --The retail and airline categories were strong contributors to worldwide business growth throughout the year.

 .    NET CARD FEES: Lower card fees resulted from a continuing decline in consumer charge cards and the effect of AXP's strategy of building its lending portfolio through the issuance of low- and no-fee credit cards. -The average fee per card in force was $39 in 1997 versus $42 in 1996.

 .    TRAVEL COMMISSIONS AND FEES: Travel revenues were up 5% on 10% growth in sales. The declining revenue earned per dollar of sales (8.6% in 1997 versus 9.0% in 1996) reflects continued efforts by airlines to reduce distribution costs and by large corporate clients to contain travel and entertainment expenses.

 .    INTEREST AND DIVIDENDS: Approximately half of the 24% decline resulted from the elimination of asset gross-ups at Centurion Bank caused by the consolidation of assets from our Delaware Bank into our Utah Bank effective July 1996. The remaining decrease reflects a reduced investment pool at American Express Credit Corporation and a lower yield on a reduced Travelers Cheque investment portfolio. - The gross-up elimination had no effect on profit as "Other Interest Expense" declined by a like amount, but it suppressed the revenue comparison by $82MM in 1997.

 .    OTHER REVENUES: The 11% improvement reflects higher fees, e.g., late and overlimit fees, on lending card products and the increased recognition of recoveries on abandoned property related to the Travelers Cheque business.

 .    NET FINANCE CHARGE REVENUE: The 15% growth in worldwide lending balances coupled with higher net interest yields on the U.S. portfolio (9.1% in 1997 versus 8.8% in 1996), led to a 24% increase.
     - The higher yield was due to changes in product mix and a lower proportion of the portfolio on introductory-rates in 1997.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 1997 OVERVIEW
                        TRAVEL RELATED SERVICES (Cont'd)

 .    MARKETING AND PROMOTION EXPENSES: The 3% growth versus 1996 reflects higher media and merchant-related advertising costs, partially offset by less aggressive U.S. consumer card acquisition efforts and lower costs for new product launches.

 .    CHARGE CARD INTEREST EXPENSE: Higher billed business volumes versus last year were partially offset by a lower worldwide cost of funds (down 30BP).

 .    OTHER INTEREST EXPENSE: The decline mirrors the decrease in "Interest
     Revenue" relating to the elimination of the asset gross-up at Centurion Bank and a lower investment pool at American Express Credit Corp.

 .    HUMAN RESOURCE EXPENSES: The increase versus last year includes the effect of higher average employee levels, 2Q `97 merit increases and greater contract programmer costs for technology related projects such as interactive services and customized cardmember rewards.

 .    OTHER OPERATING EXPENSES: Higher costs for loyalty programs and cardmember service related volume were mitigated by the benefits of ongoing cost containment efforts.

 .    CREDIT QUALITY:

     -The provision for losses on charge card products increased 12% versus last year primarily reflecting volume growth.

     -Cardmember lending provisions increased 38% reflecting growth in outstanding loans and higher loss rates.

     -Reserve coverage ratios at more than 100% of past due balances remain strong both absolutely and compared with key industry competitors.

     -WORLDWIDE CHARGE CARD:

      --Net write-offs declined slightly and past due account levels were flat versus last year.

                                                          12/97       12/96
                                                        -------      ------
            Write-offs, net of recoveries                  0.50%       0.51%
            Past Due as a % of Receivables                  3.1%        3.2%

        --Reserves remained strong.

                                                          12/97       12/96
                                                        -------      ------
            Reserves (MM)                                  $951        $923
            % of Receivables                                4.0%        4.1%
            % of Past Due Accounts                          132%        128%

      --U.S. LENDING:
        --The net write-off rate for 1997 was up reflecting a higher level of bankruptcies and the aging of loans from more recent product offerings. Past due account levels also rose somewhat.

                                                          12/97       12/96
                                                        -------      ------
            U.S. write-offs, net of recoveries              6.0%        5.2%
            Past Due as a % of Loans                        3.5%        3.3%

        --Cardmember lending reserves increased as provisions more than covered charge-offs.

                                                          12/97       12/96
                                                        -------      ------
            Reserves (MM)                                  $589        $488
            % of Total Loans                                4.0%        3.8%
            % of Past Due Accounts                          116%        117%

         - AXP coverage ratios continue to compare favorably with key industry competitors.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 1997 OVERVIEW
                       AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                    Statement of Income
                                   (unaudited)


(millions)                               Year Ended           Percentage
                                         December 31,         Inc/(Dec)
                                       ---------------     ----------------
                                         1997     1996
                                         ----     ----
Revenues:
  Investment income                    $2,339   $2,267            3%
  Management and distribution fees      1,486    1,205           23
  Other revenues                          774      638           21
                                       ------   ------
    Total revenues                      4,599    4,110           12
                                       ------   ------
Expenses:
  Provision for losses and benefits:
    Annuities                           1,214    1,208            1
    Insurance                             452      420            8
    Investment certificates               200      197            1
                                       ------   ------
       Total                            1,866    1,825            2
  Human resources                       1,229    1,034           19
  Other operating expenses                482      366           32
                                       ------   ------
    Total expenses                      3,577    3,225           11
                                       ------   ------
Pretax income                           1,022      885           15
Income tax provision                      315      291            8
                                       ------   ------
Net income                               $707     $594           19
                                       ======   ======

 .   Revenue and earnings growth reflect increased management fees related to higher managed asset levels (including separate account assets) and greater distribution fees driven by mutual fund and variable annuity asset and sales levels.

    -The total revenue increase was somewhat suppressed by slower growth in investment income due to flat investment yields on a slowly expanding owned investment asset pool.

     -- Revenue growth, net of provisions, was strong at +20% versus last year.


 .   These revenue improvements were partially offset by higher operating and compensation-related expenses.


 .   The effective tax rate was 31% compared with 33% in 1996.


 .   INVESTMENT INCOME:

    -The average yield of 7.8% was flat with last year.

    -Average invested assets of $29.6B rose 4% versus $28.5B in 1996.

    -Overall, annuity and certificate spreads were up versus last year, but insurance spreads were down.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 1997 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

 .   MANAGEMENT AND DISTRIBUTION FEES: The increase of 23% was due to higher average assets under management (including separate account assets) and distribution fees from greater mutual fund and variable annuity asset and sales levels.

       - Product Sales:

      -- Mutual funds were up 20%, reflecting strong equity, money market and fixed income fund in-flows. Within the three fund load categories, front- and no-loads were much stronger than rear-loads.

      -- Sales of annuity and insurance products were down 19% and 6%, respectively.

      -- Certificate sales were up 62%.

      -- Product sales generated through plans was 66% of total sales vs.
         64% last year.

 .   OTHER REVENUES:  Growth of 21% resulted from higher life insurance premiums and financial planning and tax preparation fees.

    - Life insurance premiums rose 13% versus last year.
    - Financial Planning fees of $61MM were up 26% from 1996.
    - Tax preparation fees nearly tripled reflecting acquisitions and business growth.

 .   PROVISIONS FOR LOSSES AND BENEFITS: Annuity and certificate product provisions were flat with last year as higher inforce levels were offset by lower accrual rates. Insurance provisions increased from unfavorable claims experience in the life insurance business lines, as well as a larger in force level.

 .   HUMAN RESOURCES: Greater field force compensation-related expenses from growth in sales and asset levels, as well as higher average full-time equivalent employees (+18%) primarily within the technology and client services organizations and from recent tax/accounting firm acquisitions, caused costs to rise.

 .   OTHER OPERATING EXPENSES: The 32% increase reflects higher costs related to the outsourcing of data processing support services, increased usage of contract programmers for technology-oriented initiatives, expanded advertising activities and higher occupancy and equipment costs, partially from acquisitions.

    Also impacting the expense comparison is a loss from 1997 hedging activities designed to reduce the effect of stock market volatility on management fee revenues.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 1997 OVERVIEW
                              AMERICAN EXPRESS BANK

(preliminary)                  Statement of Income
                                   (unaudited)

(millions)                                 Year Ended         Percentage
                                           December 31,        Inc/(Dec)
                                         -------------       ------------
                                         1997     1996
                                         ----     ----
Net revenues:
  Interest income                        $897     $842            7%
  Interest expense                        579      536            8
                                         ----     ----
     Net interest income                  318      306            4
  Commissions, fees and
    other revenues                        218      213            2
  Foreign exchange income                 101       72           40
                                         ----     ----
    Total net revenues                    637      591            8
                                         ----     ----

Provision for credit losses                20       23          (12)
                                         ----     ----
Expenses:
  Human resources                         242      224            8
  Other operating expenses                245      239            3
                                         ----     ----
    Total expenses                        487      463            5
                                         ----     ----
Pretax income                             130      105           23
Income tax provision                       48       37           28
                                         ----     ----
Net income                                $82      $68           20
                                         ====     ====

 .   The revenue improvement reflected strong foreign exchange results and higher net interest income on greater loans.

 .   In 1997, pretax margins improved as 8% growth in revenues exceeded 5%
    growth in expenses and provisions.

 .   The effective tax rate of 37% compared with 36% in 1996.


                             FULL YEAR 1997 OVERVIEW
                               CORPORATE AND OTHER


 . Net operating expenses of $152MM for the year were consistent with $153MM in 1996.

    - 1997 includes a $70MM pretax benefit due to an earnings payout from Travelers (related to the Shearson sale) and a $7MM pretax benefit from an earnings payout by Lehman (related to AXP 1994 spin-off). Both were fully offset by costs associated with AXP business initiatives such as global systems development, Financial Direct and interactive customer services.

    - 1996 included a $102MM pretax benefit from revenue and earnings payouts by Travelers (related to Shearson sale) which was also fully offset by costs associated with AXP business initiatives. 1996 was the last year AXP was eligible to receive the revenue payout.

    - The 1996 operating expense excludes the $300MM net gain from the DECS settlement and the $13MM net charge. Including these non-operating items, Corporate and Other had net income of $134MM in 1996.